Exhibit 10.1
ZIFF DAVIS, INC.
2024 EQUITY INCENTIVE PLAN AND 2015 STOCK OPTION PLAN
Notice Regarding Payment of Dividend Equivalents on Restricted Stock Units and Performance Stock Units
You are receiving this notice because you hold outstanding restricted stock units (“RSUs”) and/or performance stock units (“PSUs”) granted under the Ziff Davis (the “Company”) 2024 Equity Incentive Plan (the “2024 Plan”) and 2015 Stock Options Plan (the “2015 Plan”).
Effective as of May 7, 2025, the Company amended your outstanding RSUs and/or PSUs under the 2024 Plan and/or the 2015 Plan, as applicable, to confer a right to receive the equivalent value of cash dividends paid on shares of the Company’s common stock, $0.01 par value (“Dividend Equivalent Rights”), as specified below. Capitalized terms used but not defined herein have the same meaning set forth in the relevant award agreement or the 2024 Plan and/or 2015 Plan, as applicable.
Amendment to RSUs Granted Without Dividend Equivalent Rights
1.The terms of applicable award agreement for outstanding and unvested RSUs under the 2024 Plan and 2015 Plan (“RSU Agreements”) have been supplemented with the following provision:
“In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby awards to the Participant a dividend equivalent right for each Unit granted herein (“Dividend Equivalent Right”), which is the right to receive a cash amount equal to the value of all cash dividends declared and paid in respect of one share of Common Stock underlying one Unit for the period commencing on the Grant Date and ending on the date that such Units are settled pursuant to Section 2(e). Dividend Equivalent Rights shall not be deemed to be reinvested in the Common Stock and shall be held uninvested and without interest, subject to the same conditions as the underlying Units to which they relate, including without limitation, the same vesting or performance requirements, forfeiture and clawback provisions, and the same settlement provisions, in each case, applicable to the Units. If dividends are paid in Common Stock or other forms of property or equity securities, the Committee shall make appropriate adjustments to the Units pursuant to the terms of Section 3 of this Agreement and (i) for Agreements under the 2024 Equity Incentive Plan, Section 9.4 of the Plan, or (ii) for Agreements under the 2015 Stock Options Plan, Section IX.3 of the Plan. All references herein to Units shall include the related Dividend Equivalent Rights.”
Amendment to PSUs Granted Without Dividend Equivalent Rights
1.The terms of applicable award agreement for outstanding and unvested PSUs under the 2024 Plan and 2015 Plan (“PSU Agreements”) have been supplemented with the following provision:

“In accordance with the terms of the Plan and subject to the further terms, conditions and restrictions contained in this Agreement, the Company hereby awards to the Participant a dividend equivalent right for each Unit granted herein (“Dividend Equivalent Right”), which is the right to receive a cash amount equal to the value of all cash dividends declared and paid in respect of one share of Common Stock underlying one Unit for the period commencing on the Grant Date and ending on the date that such Units are settled pursuant to Section 2(e). Dividend Equivalent Rights shall not be deemed to be reinvested in the Common Stock and shall be held uninvested and without interest, subject to the same conditions as the underlying Units to which they relate, including without limitation, the same vesting or performance requirements, forfeiture and clawback provisions, and the same settlement provisions, in each case, applicable to the Units. If dividends are paid in Common Stock or other forms of property or equity securities, the Committee shall make appropriate adjustments to the Units pursuant to the terms of Section 3 of this Agreement and (i) for Agreements under the 2024 Equity Incentive Plan, Section 9.4 of the Plan, or (ii) for Agreements under the 2015 Stock Options Plan, Section IX.3 of the Plan. All references herein to Units shall include the related Dividend Equivalent Rights.”
Amendment to RSUs and PSUs Regarding Taxes
1.The following shall be included as the second sentence of Section 4 of the applicable RSU Agreements and PSU Agreements:
“Notwithstanding anything to the contrary herein, if the Participant is an executive officer, within the meaning of Section 16 of the Exchange Act, then the taxes and related amounts that are required to be withheld shall be satisfied by first withholding any otherwise payable Dividend Equivalent Rights and then as otherwise provided in this Section 4.”
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